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                                                                  Exhibit (h)(2)

                                   SCHEDULE A
                                     TO THE
                            ADMINISTRATION AGREEMENT

                                                                    Dated as of:
                                                              September __, 2007

For Services rendered, facilities furnished and expenses assumed, the Administrator shall be paid a fee of up to 0.20% of the average daily net assets of each of the following Funds:

Boston Trust Balanced Fund
Boston Trust Equity Fund
Boston Trust Small Cap Fund
Boston Trust Midcap Fund
Walden Social Balanced Fund
Walden Social Equity Fund

                                          CITI FUND SERVICES, OHIO, INC.
THE COVENTRY GROUP                        (F/K/A BISYS FUND SERVICES OHIO, INC.)



By:                                       By:
    -----------------------------------       ----------------------------------
Name: David Bunstine                      Name: Fred Naddaff
Title: President                          Title: President